Ex. (k)(1)(c)

SECOND AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Second Amendment (“Amendment”), effective as of April 6, 2017 (“Effective Date”) is to the Transfer Agency and Service Agreement (the “Agreement”) made as of August 19, 2013, among Each of the Cohen & Steers Capital Management, Inc. Closed-End Investment Companies Listed on Exhibit A (each individually a “Fund” and collectively, the “Company”) and Computershare Inc. (“Computershare’’) and Computershare Trust Company, N.A. (“Trust Company”, and together with Computershare, “Transfer Agent”).

WHEREAS, the Company and Transfer Agent are parties to the Agreement; and

WHEREAS, the Company and Transfer Agent desire to further amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Fee and Service Schedule for Stock Transfer Services. The fee schedule is hereby amended as follows:

(a)	Under the “Dividend Reinvestment Plan (Shareholder Paid Fees)” section delete the “$0.05” Transaction fee (per share purchased on open market) and replace it with the new fee of “$0.03”.

2.

Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

3.

Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[The remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc. Computershare Trust Company, N.A.		Cohen & Steers Capital Management, Inc.

On Behalf of Both Entities:

By:		By:
Name:	Dennis V. Moccia	Name:	James Giallanza
Title:	Manager, Contract Administration	Title:	EVP, Director of Investment Administration

Exhibit A

COHEN & STEERS TOTAL RETURN REALTY FUND, INC.

COHEN & STEERS QUALITY INCOME REALTY FUND, INC.

COHEN & STEERS REIT AND PREFERRED INCOME FUND, INC.

COHEN & STEERS SELECT PREFERRED AND INCOME FUND, INC.

COHEN & STEERS LIMITED DURATION PREFERRED AND INCOME FUND, INC.

COHEN & STEERS CLOSED-END OPPORTUNITY FUND, INC.

COHEN & STEERS GLOBAL INCOME BUILDER, INC.

COHEN & STEERS INFRASTRUCTURE FUND, INC.

COHEN & STEERS MLP INCOME AND ENERGY OPPORTUNITY FUND, INC.